Exhibit 99.1

Vonage Reports 22% GAAP Business Revenue Growth for 2018; Completes Year of Innovation and Strategic Progress

2018 Full Year and Fourth Quarter GAAP Highlights:

•	2018 Vonage Business Revenues of $608 Million, a 22% Increase Over 2017

•	Fourth Quarter Vonage Business Revenues of $170 Million, a 27% Year-Over-Year Increase

•	Fourth Quarter Vonage Business Service Revenues of $149 Million, a 32% Year-Over-Year Increase

•	2018 Consolidated Revenues of $1.05 Billion, a 5% Year-Over-Year Increase

•	2018 Income from Operations of $52 Million and Adjusted OIBDA of $178 Million

•	Successfully Executed on the Company’s Long-term Product Vision Through Two Strategic Acquisitions and Significant Internal Development of the OneVonage Platform

HOLMDEL, N.J., Feb. 21, 2019 -- Vonage Holdings Corp. (NYSE: VG), a business cloud communications leader, today announced results for the quarter and full year ended December 31, 2018.

“2018 was a year of great strategic progress for Vonage, fueled by our financial strength,” said Vonage CEO Alan Masarek. “We significantly advanced our strategy by acquiring TokBox, the industry leader in WebRTC programmable video, and NewVoiceMedia, a world leader in contact center as a service. Both are integral to our OneVonage platform strategy and our ability to deliver great employee and customer experiences. Vonage now owns its entire technology stack across unified communications, contact center, and programmable APIs, and uniquely covers the entire cloud communications total addressable market.”

Mr. Masarek continued, “In addition to the important progress we made advancing our product strategy, we also strengthened our go-to-market execution. Our investments in the Midmarket and Enterprise, including sales leadership and a more experienced team, are generating improved productivity and increased momentum. As we enter 2019, we have a very clear focus on continued growth, sales execution, and innovation, and we believe we are well positioned to accelerate growth in 2019.”

Business Segment Results

•
Vonage Business Service revenues in the fourth quarter of 2018 were $149 million, representing 32% GAAP growth. For the full year 2018, Vonage Business Service revenues were $527 million, a 26% GAAP increase.

•
Adjusted to include acquisitions for all periods and other one-time items, Vonage Business Service revenues increased 22% in the fourth quarter. For the full year 2018, Vonage Business Service revenues grew 23% on the same adjusted basis.(1)

•
Vonage Business segment revenues in the fourth quarter of 2018 were $170 million, representing 62% of total revenues, 27% GAAP growth and 28% growth in constant currency. For the full year 2018, Vonage Business segment revenues were $608 million, representing 22% GAAP growth and 20% growth in constant currency.

•	On the same adjusted basis, Vonage Business revenues increased 19% in the fourth quarter and 19% for the full year 2018.(1)

•	Service Revenue per customer was $392 per month, a 20% year-over-year increase, reflecting the Company’s move up-market.

•	Business Revenue Churn was 1.1%, improving from 1.2% in the year-ago quarter.

•	Registered developers on Vonage's API Platform increased to 735,000.

Other Business Segment 2018 Highlights

•
Acquired NewVoiceMedia, the largest privately-owned, pure-play, cloud contact center as a service (“CCaaS”) company globally. NewVoiceMedia is in the Leader's quadrant of the Gartner CCaaS Magic Quadrant for Western Europe for the second year in a row; was recently named a strong performer in the Forrester Wave™ for Cloud Contact Centers; and was included for the third consecutive year on the Forbes Magazine Cloud 100, a list of the top 100 private cloud companies in revenue, sales growth, valuation and culture.

•
Acquired TokBox, the global leader in WebRTC programmable video. The acquisition accelerated Vonage's platform strategy and meaningfully broadened the Vonage API Platform by adding video to its existing strength in voice, SMS, and IP messaging.

•
Invested significantly in Vonage Business Cloud, including new features, service quality, scalability, and user experience. Received several industry awards, including TMCNet Unified Communications Product of the Year, UC Today's Most Innovative Product and the Mobile Breakthrough award for the Vonage Business Cloud mobile app.

•
Consumer Segment Results

•	For the fourth quarter of 2018, Consumer revenues were $104 million, down 13% year-over-year.

•	For the full year 2018, Consumer revenues were $441 million, down 12% year-over-year, as planned.

•	Customer churn was 1.8%, down from 1.9% in the year-ago quarter.

•	Average revenue per line ("ARPU") in Consumer was $26.32, stable compared to the year-ago quarter.

•	Ended the fourth quarter of 2018 with approximately 1.3 million consumer subscriber lines.

•	Tenured customers, defined as those with the Company for more than two years, increased to 87% of the base. The churn rate of this tenured cohort remains at 1.5%.

Consolidated Income and Balance Sheet

For the full year 2018, Vonage reported consolidated revenues of $1.05 billion, up from $1.0 billion in the prior year. Income from operations was $52 million, down from $59 million in the prior year. Operating Income was impacted by the acquisitions of TokBox and NewVoiceMedia. GAAP net income was $36 million, or $0.15 per share, for the full year 2018, compared with a loss of $34 million, or ($0.15) per share, in 2017, impacted by a $69 million non-cash charge reflecting the impact of the Tax Cuts and Jobs Act, which was primarily associated with the re-measurement of the Company's deferred tax balances at the 21% income tax rate. Full-year 2018 adjusted net income(2) was $81 million or $0.34 per share, up from $67 million or $0.30 per share in the prior year.

For the fourth quarter of 2018, Vonage reported consolidated revenues of $274 million, up from $254 million in the year-ago quarter. Income from operations was $6 million, down from $23 million in the prior year quarter. Operating Income was primarily impacted by the acquisitions of TokBox and NewVoiceMedia. GAAP net loss was $7 million, or ($0.03) per share, up from a loss of $55 million in the prior year period, or ($0.24) per share, which was impacted by a $69 million non-cash charge reflecting the impact of the Tax Cuts and Jobs Act, as outlined above. Fourth quarter adjusted net income(2) was $11 million or $0.05 per share, down from $21 million or $0.09 per share in the prior year period.

For the full year, Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(3) was $178 million and Adjusted OIBDA minus Capex(3) was $151 million. Net Cash from Operations was $123 million and Free Cash Flow(4) was $96 million for the year. For the fourth quarter, the Company generated Adjusted OIBDA(3) of $41 million, and Adjusted OIBDA minus Capex(3) of $31 million. Net Cash from Operations was $29 million and Free Cash Flow(4) was $19 million for the quarter. This enabled the Company to pay down $24 million of debt during the quarter, resulting in a net debt to Last Twelve Months Adjusted OIBDA ratio of 2.9 times, as of December 31, 2018.

2019 Outlook

For the full year 2019, Vonage expects the following (based on constant currency as of February 2019; percentage references represent mid-point of the guidance range):

•
Vonage Business segment revenues in the range of $795 million to $815 million, representing approximately 32% GAAP growth and 20% adjusted growth. Within this, Business Service adjusted revenue growth of 23%.

•	Consumer revenues in the range of $375 million to $380 million, representing a 14% decline, reflecting the Company's continued focus on optimizing the segment for cash flow.

•	Consolidated revenues in the range of $1.170 billion to $1.195 billion, representing approximately 13% GAAP growth.

•	Consolidated Adjusted OIBDA in the range of $160 million to $165 million, including the write-down of approximately $5 million of deferred revenue from the acquisition of NewVoiceMedia.

•	Capex in the $40 million area, reflecting increased investment in the OneVonage integrated platform.

•	Total debt will increase in the first quarter, given cash usage and working capital seasonality in addition to the progression of Adjusted OIBDA during the year, and decline thereafter.

For the first quarter of 2019, Vonage expects the following:

•	Vonage Business revenues in the range of $177 million to $179 million.

•	Consumer revenues in the range of $99 million to $100 million.

•	Consolidated Adjusted OIBDA in the low $30 million area, including approximately $3 million of deferred revenue write-down from the acquisition of NewVoiceMedia.

•
The first quarter of 2019 will reflect the impact of the first full quarter of owning both TokBox and NewVoiceMedia, including the corresponding deferred revenue write-down impact, as well as the annual resetting of Cash Bonus accruals and seasonal increases in Marketing expense.

Conference Call and Webcast

The Company will host a conference call to discuss its financial results for the Fourth Quarter and Full Year 2018 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers and entering the passcode 10128592.
(1) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP total business revenues and business service revenues.
(2) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.
(3) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(4) This is a non-GAAP financial measure. Refer below to Table 6 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Operations Data:
Revenues	$273,803	$261,531	$254,020	$1,048,782	$1,002,286

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $8,708, $6,386, $6,811, $27,754, and $27,308, respectively)	111,873	104,351	103,266	426,995	404,954
Sales and marketing	82,232	74,380	78,006	311,433	313,251
Engineering and development	16,635	14,309	7,634	52,139	29,630
General and administrative	37,948	37,620	24,126	135,324	122,537
Depreciation and amortization	19,094	16,024	18,003	70,980	72,523
	267,782	246,684	231,035	996,871	942,895
Income from operations	6,021	14,847	22,985	51,911	59,391
Other Income (Expense):
Interest expense	(5,774)	(3,036)	(3,483)	(15,068)	(14,868)
Other income (expense), net	(749)	347	327	(318)	1,270
	(6,523)	(2,689)	(3,156)	(15,386)	(13,598)
Income before income taxes	(502)	12,158	19,829	36,525	45,793
Income tax expense	(6,441)	(2,570)	(75,102)	(797)	(79,726)
Net income (loss)	$(6,943)	$9,588	$(55,273)	$35,728	$(33,933)
Earning (loss) per common share:
Basic	$(0.03)	$0.04	$(0.24)	$0.15	$(0.15)
Diluted	$(0.03)	$0.04	$(0.24)	$0.14	$(0.15)
Weighted-average common shares outstanding:
Basic	239,649	239,303	229,339	237,499	225,311
Diluted	239,649	249,516	229,339	248,892	225,311

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$28,742	$28,528	$47,458	$123,205	$128,058
Net cash used in investing activities	(358,046)	(37,177)	(7,111)	(407,230)	(30,737)
Net cash provided by (used in) financing activities	308,342	7,903	(39,485)	258,212	(96,242)
Capital expenditures and acquisition and development of software assets	(9,861)	(4,878)	(8,061)	(26,746)	(33,289)

	December 31,	December 31,
	2018	2017
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$5,057	$31,360
Restricted cash	2,047	1,967
Accounts receivable, net of allowance	75,342	44,159
Inventory, net of allowance	1,470	2,971
Prepaid expenses and other current assets	34,130	31,285
Deferred customer acquisition costs, current and non-current	49,636	—
Property and equipment, net	49,262	46,754
Goodwill	598,499	373,764
Software, net	17,430	22,252
Intangible assets, net	299,911	173,270
Deferred tax assets	102,560	110,892
Other assets	24,144	20,007
Total assets	$1,259,488	$858,681
Accounts payable and accrued expenses	$140,632	$115,472
Deferred revenue, current and non-current	53,447	30,576
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	519,228	232,515
Other liabilities	10,413	7,080
Total liabilities	$723,720	$385,783
Total stockholders' equity	$535,768	$472,898

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenues:
Service revenues	$149,004	$133,709	$113,304	$526,707	$417,118
Access and product revenues(1)	12,394	12,427	13,349	50,068	54,971
Service, access and product revenues	161,398	146,136	126,653	576,775	472,089
USF revenues	8,601	7,499	7,447	31,369	26,833
Total revenues	$169,999	$153,635	$134,100	$608,144	$498,922

Cost of Revenues:
Service cost of revenues(2)	$66,179	$59,600	$50,013	$239,096	$184,054
Access and product cost of revenues(1)	14,790	14,887	14,369	58,081	57,906
Service, access and product cost of revenues	80,969	74,487	64,382	297,177	241,960
USF revenues	8,601	7,499	7,447	31,374	26,833
Total cost of revenues	$89,570	$81,986	$71,829	$328,551	$268,793

Service margin %	55.6%	55.4%	55.9%	54.6%	55.9%
Gross margin % ex-USF (Service, access and product margin %)	49.8%	49.0%	49.2%	48.5%	48.7%
Gross margin %	47.3%	46.6%	46.4%	46.0%	46.1%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $7,462, $5,141, $5,169 for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively, and $22,554 and $20,100 for the years ended December 31, 2018 and 2017, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenues:
Service revenues	$92,435	$97,093	$107,674	$394,389	$454,340
Access and product revenues(1)	87	92	27	559	525
Service, access and product revenues	92,522	97,185	107,701	394,948	454,865
USF revenues	11,282	10,711	12,219	45,690	48,499
Total revenues	$103,804	$107,896	$119,920	$440,638	$503,364

Cost of Revenues:
Service cost of revenues(2)	$10,389	$10,661	$17,485	$47,439	$80,454
Access and product cost of revenues(1)	632	993	1,733	5,289	7,208
Service, access and product cost of revenues	11,021	11,654	19,218	52,728	87,662
USF revenues	11,282	10,711	12,219	45,716	48,499
Total cost of revenues	$22,303	$22,365	$31,437	$98,444	$136,161

Service margin %	88.8%	89.0%	83.8%	88.0%	82.3%
Gross margin % ex-USF (Service, access and product margin %)	88.1%	88.0%	82.2%	86.6%	80.7%
Gross margin %	78.5%	79.3%	73.8%	77.7%	72.9%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,246, $1,245, $1,642 for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively, and $5,200 and $7,208 for the years ended December 31, 2018 and 2017, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Service revenue per customer	$392	$362	$328	$358	$327
Business revenue churn	1.1%	1.1%	1.2%	1.1%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Average monthly revenues per line	$26.32	$26.30	$26.33	$26.42	$26.19
Subscriber lines (at period end)	1,287,649	1,341,662	1,492,067	1,287,649	1,492,067
Customer churn	1.8%	1.8%	1.9%	1.8%	2.0%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Income from operations	$6,021	$14,847	$22,985	$51,911	$59,391
Depreciation and amortization	19,094	16,024	18,003	70,980	72,523
Share-based expense	9,330	8,484	8,035	33,020	30,105
Acquisition related transaction and integration costs	4,704	9,509	—	14,645	172
Acquisition related consideration accounted for as compensation	—	39	823	1,425	12,782
Organizational transformation	2,030	923	1,101	6,073	5,101
Adjusted OIBDA	41,179	49,826	50,947	178,054	180,074
Less:
Capital expenditures	(8,345)	(2,900)	(6,125)	(19,032)	(21,915)
Acquisition and development of software assets	(1,516)	(1,978)	(1,936)	(7,714)	(11,374)
Adjusted OIBDA Minus Capex	$31,318	$44,948	$42,886	$151,308	$146,785

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net (loss) income	$(6,943)	$9,588	$(55,273)	$35,728	$(33,933)
Amortization of acquisition - related intangibles	11,770	8,746	9,220	37,940	36,545
Acquisition related transaction and integration costs	4,704	9,509	—	14,645	172
Acquisition related consideration accounted for as compensation	—	39	823	1,425	12,782
Organizational transformation	2,030	923	1,101	6,073	5,101
Tax impact on TCJA	—	—	69,378	—	69,378
Tax effect on adjusting items	(370)	(7,283)	(4,604)	(15,131)	(22,558)
Net income excluding adjustments	$11,191	$21,522	$20,645	$80,680	$67,487
Earnings (loss) per common share:
Basic	$(0.03)	$0.04	$(0.24)	$0.15	$(0.15)
Diluted	$(0.03)	$0.04	$(0.24)	$0.14	$(0.15)
Weighted-average common shares outstanding:
Basic	239,649	239,303	229,339	237,499	225,311
Diluted	239,649	249,516	229,339	248,892	225,311
Earnings per common share, excluding adjustments:
Basic	$0.05	$0.09	$0.09	$0.34	$0.30
Diluted	$0.04	$0.09	$0.08	$0.32	$0.28
Weighted-average common shares outstanding:
Basic	239,649	239,303	229,339	237,499	225,311
Diluted	249,208	249,516	245,725	248,892	241,933

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF GAAP BUSINESS SEGMENT AND BUSINESS SEGMENT SERVICE REVENUES
TO ADJUSTED BUSINESS SEGMENT AND ADJUSTED BUSINESS SEGMENT SERVICE REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017

Business total revenue	$169,999	$153,635	$134,100	$608,144	$498,922
Deferred revenue adjustment from acquired companies	2,173	—	—	2,173	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	6,102	19,052	18,209	63,191	65,094
Outage credits and significant one-time items	1,500	—	(1,100)	2,433	2,274
Adjusted business total revenue	$179,774	$172,687	$151,209	$675,941	$566,290

Business service revenues	$149,004	$133,709	$113,304	$526,707	$417,118
Deferred revenue adjustment from acquired companies	2,173	—	—	2,173	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	6,083	18,961	18,009	62,858	64,450
Outage credits and significant one-time items	1,500	—	(1,100)	2,433	2,274
Adjusted business service revenues	$158,760	$152,670	$130,213	$594,171	$483,842

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$28,742	$28,528	$47,458	$123,205	$128,058
Less:
Capital expenditures	(8,345)	(2,900)	(6,125)	(19,032)	(21,915)
Acquisition and development of software assets	(1,516)	(1,978)	(1,936)	(7,714)	(11,374)
Free cash flow	$18,881	$23,650	$39,397	$96,459	$94,769

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2018	2017

Current maturities of capital lease obligations	$—	$140
Current portion of notes payable	10,000	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	509,228	213,766
Unamortized debt related costs	772	672
Gross debt	520,000	233,328
Less:
Unrestricted cash	5,057	31,360
Net debt	$514,943	$201,968

About Vonage

Vonage (NYSE: VG) is redefining business communications. True to our roots as a technology disruptor, we've embraced technology to transform how companies communicate to create better business outcomes. Our unique cloud communications platform brings together a robust unified communications solution with the agility of embedded communications APIs. This powerful combination enables businesses to collaborate more productively and engage their customers more effectively across messaging, chat, social media, video and voice.

The Company also provides a robust suite of feature-rich residential communication solutions.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, Asia, and Israel. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.

The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.
Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Adjusted business total revenue and Adjusted business service revenue
Vonage defines adjusted business total revenue and adjusted business service revenues as business segment revenue and business segment service revenues to give effect for acquisition-related activities and other one-time items.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' unimpeded access to broadband connections; foreign currency exchange risk; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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